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                             CONSULTING AGREEMENT

    This Consulting Agreement is entered into as of May 1, 1999, by and between K-V PHARMACEUTICAL COMPANY, a Delaware corporation ("KV"), and Victor
M. Hermelin ("Consultant").

    WHEREAS, KV desires to retain Consultant to perform certain consulting services for KV, and Consultant desires to perform such consulting services;

    THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KV and Consultant agree as follows:

    1.    CONSULTING SERVICES.    During the Consulting Period (as
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hereinafter defined) Consultant shall provide certain consulting services as may be reasonably requested by the Chief Executive Officer of KV. In performing such duties, Consultant shall act as an independent contractor and shall not be an employee or agent of KV. Consultant shall have no right or authority to bind or contract for KV, and except as otherwise approved by KV in advance and in writing, KV shall not be responsible for any debts or obligations incurred by Consultant or any employee, agent or representative of Consultant in the performance of this Agreement.

    2.    CONSULTING PERIOD.   KV will engage Consultant on the terms and
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conditions set forth herein from the date of this Agreement through April 30,
2004, and for any additional one year renewal periods as KV and Consultant may agree in writing ("Consulting Period").

    3.    TERMINATION.    This Agreement and the rights of Consultant
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hereunder shall terminate upon the earlier of the close of business on the last business day of the Consulting Period or the death of Consultant.

    4.    COMPENSATION.    As compensation for Consultant's services as a
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consultant under this Agreement, KV shall pay to Consultant, at such times as is mutually agreed upon by the parties, a consulting fee during the term of this Agreement equal to One Thousand Eight Hundred Dollars ($1,800) per day for each full day of service, or, Two Hundred Forty Dollars ($240) per hour for any portion of less than a full day of service (collectively, the "Base Rate"); provided, however, that the consulting fees paid to Consultant in a one year period shall not be less than One Hundred Eight Thousand Dollars ($108,000). The Base Rate shall be increased annually by the greater of five percent (5%) or the percentage increase in the cost of living from year to year as reflected in the Bureau of Labor Statistics Consumer Price Index, CPI-U A11 Items.

    5.    EXERCISE OF STOCK OPTIONS.    In addition, during the term of this
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Agreement, KV shall loan to Consultant, at Consultant's request, up to one-third (33%) of the cost to exercise any outstanding stock options as of the date of this Agreement at the Applicable Federal Rate (AFR) of interest in effect at the time of the loan. Such loan shall not exceed $60,000 annually, or $300,000.00 on a cumulative basis. In the event the amount requested in any one year will exceed $60,000, consent of KV will be required. Consultant agrees to pay back to the Company

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anytime said option shares of KV stock are sold (in the proportion of the number of KV option shares sold which generated the loan divided by the total number of shares of KV sold at the time). Consultant agrees to pay 25% of such proceeds from option shares sold to reduce the loan from the Company. Any unpaid balances shall be due and payable at the expiration of this Agreement, and Consultant shall have full right of prepayment without penalty at anytime.

    6.    INVENTIONS.    All inventions, trade secrets, ideas, formulas,
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source code, object code data, computer programs, other works of authorship, know-how, improvements, upgrades, discoveries, designs and techniques (including without limitation all patents, trademark, copyright, and trade secret rights) (collectively "Inventions") conceived, made, devised or discovered by Consultant, whether by Consultant or jointly with others, during the Consulting Period or during the Consultant's prior association with KV, relating or pertaining in any way to the business of KV or the services provided by Consultant hereunder, shall be promptly disclosed in writing to KV and all right, title and interest in such Inventions are hereby assigned to KV, without any remuneration other than as set forth in Section 4 herein, amd become and remain the sole amd exclusive property of KV. Consultant agrees to take all steps reasonably requested by KV to evidence, maintain, defend, perfect and enforce KV's right, title and interest in and to all such Inventions assigned by Consultant.

    7.    ENTIRE AGREEMENT: MODIFICATION. All discussions, understandings,
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and agreements heretofore made between the parties concerning the subject matter contained in this Agreement are merged into and superseded by this Agreement, which contains the entire agreement between the parties concerning the subject matter contained in this Agreement. Any modification hereof may be made only by an instrument in writing signed by or on behalf of the party to be charged.

    8.    WAIVER.    Any failure of either party to exercise, or to otherwise
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act with respect to, any of its rights hereunder in the event of a breach of any of the terms or conditions hereof by the other party shall not be construed as a waiver of such breach, nor prevent such party from thereafter enforcing strict compliance with any and all of the terms and conditions hereof. No remedy conferred herein is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, by statute or otherwise. The election of one or more remedies shall not constitute a waiver of the right to pursue any other remedies.

    9.    NOTICE.    All notices or other communications required or
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authorized hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, or next business day courier:

          if to Consultant, to:  Victor M. Hermelin
                                 1722 Baxter Forest Valley Court
                                 Chesterfield, MO 63005-4658

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          and if to KV, to:      K-V Pharmaceutical Company
                                 2503 South Hanley Road
                                 St. Louis, MO 63144
                                 Attn: Marc S. Hermelin, CEO

or to such other addresses as to which either party gives written notice to the other in accordance with this Paragraph 9.

    10.    CHOICE OF LAW.    This Agreement shall be governed by and
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construed under the laws of the State of Missouri, without application of conflict of law principles which would otherwise have the effect of causing the law of another jurisdiction to be applicable hereto, notwithstanding the place of execution hereof or the performance of any acts in connection herewith or hereunder in any other jurisdiction.

    11.   BINDING EFFECT; ASSIGNMENT.    This Agreement shall be for the sole
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and exclusive benefit of KV and Consultant. This Agreement may not be assigned by Consultant, whether by operation of law or otherwise, without the prior written consent of KV. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    12.    COUNTERPARTS.    This Agreement may be executed in multiple
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counterparts, and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

                                       K-V PHARMACEUTICAL COMPANY

                                       By:        /s/ Gerald R. Mitchell
                                              --------------------------------
                                       Name:      Gerald R. Mitchell
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                                       Title:     VP, Finance
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                                              /s/ Victor M. Hermelin
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                                                 Victor M. Hermelin
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